REFERENCE 23

               CONSENT OF BEARD, NERTNEY, KINGERY, CROUSE & HOHL, P.A.


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              [Letterhead of Beard Nertney Kingery Crouse & Hohl P.A.]






May 17, 1999

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form SB-2 (No. 333-70663) of our report dated February 16, 1999, with respect to the financial statements of CDbeat.com, Inc., as of and for the period May 8, 1998 (date of incorporation) to December 31, 1998, filed with the Securities and Exchange Commission.



/s/ BEARD, NERTNEY, KINGERY, CROUSE & HOHL, P.A.



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